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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-132676, 333-67138, Form S-3/A Nos. 333-121046, 333-38482 and 333-62272 and Form S-8 Nos. 333-151494, 333-134122, 333-50100, 333-41986, 333-83639, 333-58023, 333-58021, 333-28957, 333-28955, 333-05621, 33-94792, 33-94770, 33-79396, 33-79398 and 333-161127) of BioSphere Medical, Inc. and where applicable, in the related Prospectuses of our report dated March 26, 2010, with respect to the consolidated financial statements of BioSphere Medical, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM